UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2019

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Item 1.01        Entry into a Material Definitive Agreement

On July 23, 2019, wholly-owned subsidiaries (collectively, the “Assignee”) of Broadstone Net Lease, Inc. (the “Company”) and each of CF Alpha & Golf Propco LLC, CF Alpha & Golf KS Propco LLC, CF Alpha & Golf MA Propco LLC, and CF Alpha & Golf Property BC ULC (collectively, the “Assignors” and each an “Assignor”) entered into a Partial Assignment and Assumption of Purchase Agreement (the “Partial Assignment”) with respect to two separate Agreements of Purchase and Sale (collectively, the “Purchase Agreements”) by and among the Assignors and certain third-party sellers (the “Sellers” and each a “Seller”). Pursuant to the Partial Assignment, the Assignors will assign and the Assignee will assume, subject to the satisfaction of certain conditions, the obligations of the Assignors under the Purchase Agreements to purchase a portfolio of 23 industrial (warehouse, distribution, manufacturing, and cold storage) and office/flex properties located in 14 states and British Columbia, Canada (collectively, the “Broadstone Properties”) for an aggregate purchase price of approximately $735.7 million (excluding capitalized acquisition expenses and subject to any applicable proration or adjustment of such price pursuant to the Purchase Agreements) (the “Broadstone Consideration”).

The Broadstone Properties are fully leased by 19 different tenants, comprise 6.9 million rentable square feet of operational space, have a weighted average remaining lease term of approximately 11.7 years, and have weighted average annual rent increases of approximately 2.23%. On a pro forma basis post-transaction, the Company expects that no single tenant in its portfolio will account for more than 2.8% of the Company’s contractual rental revenue over the next 12 months.

The Partial Assignment provides that, from the date of the Partial Assignment until the closing of the transactions contemplated therein or the earlier termination of the Partial Assignment, neither the Assignors nor the Assignee will accept or entertain any offers regarding, negotiate, or otherwise enter into discussions involving, the purchase, sale or other disposition of any of the Broadstone Properties. The Broadstone Properties constitute only a portion of the overall portfolio of properties covered by the Purchase Agreements, and the Assignee will not assume obligations of any nature under the Purchase Agreements with respect to any properties other than the Broadstone Properties.

Subsequent to the execution of the Partial Assignment, the Assignee delivered an initial earnest money deposit in the amount of $10 million into escrow (the “Initial Deposit”). The Assignee will continue to conduct customary due diligence to determine the feasibility of acquiring the Broadstone Properties during the period beginning on the date of the Partial Assignment and ending on July 29, 2019 (the “Due Diligence Period”). At any time prior to the expiration of the Due Diligence Period, the Assignee may terminate the Partial Assignment in whole (but not in part) for any reason by written notice to the Assignors. If the Assignee terminates the Partial Assignment prior to the expiration of the Due Diligence Period, the Initial Deposit (less one half of the reasonable escrow fees due to the title company) will be returned to the Assignee, and no party will have any further rights or obligations under the Partial Assignment except those which expressly survive such termination.

If (a) the Assignors fail to perform in any material respect any of their obligations under the Partial Assignment, (b) any representations and warranties in the Partial Assignment are untrue in any material respect as of the date of the Partial Assignment or the Closing due to the intentional misrepresentation or willful misconduct of any Assignor or its affiliate, or (c) the transactions contemplated by the Partial Assignment fail to occur due to a default by an Assignor or its affiliate under either Purchase Agreement or the Partial Assignment, then, provided that the Assignee is not in material default under the Partial Assignment, the Assignee may exercise any of the following as its sole and exclusive remedy: (i) terminate the Partial Assignment upon written notice to the Assignors, (ii) seek specific performance of the Partial Assignment, or (iii) waive such default and proceed with the Closing with no reduction in the Broadstone Consideration. If the Assignee elects to terminate the Partial Assignment per clause (a) above, the Initial

Deposit and other subsequent deposits paid pursuant to the Partial Assignment will be returned to Assignee and the Assignors will reimburse the Assignee for up to $500,000 in reasonable out-of-pocket costs and attorneys’ fees incurred by Assignee in connection with the Partial Assignment.

The Partial Assignment contains representations and warranties, covenants, and other agreements and commitments, including those related to indemnification, customary for transactions of this type.

The Company anticipates funding the payment of the Broadstone Consideration using a combination of debt and equity capital, including proceeds from the Company’s ongoing private offering of shares of common stock, $150 million under the delayed draw provisions of the Company’s $450 million seven-year unsecured term loan that matures in February 2026, $300 million to be obtained under an incremental term loan facility for which the Company has already obtained commitments, and the balance funded from the Company’s existing senior unsecured revolving credit facility.

The contemplated closing of the acquisition of the Broadstone Properties is currently planned for late August 2019, but such close is subject to a number of conditions as set forth in the Partial Assignment and the Purchase Agreements, and there is no guarantee that the acquisition will occur on the terms set forth above or at all.

Following the closing of the portfolio acquisition, the Company intends to begin working to reduce its leverage profile in the near term using a combination of proceeds from the Company’s ongoing private offering of shares of common stock and increasing disposition activity. The Company previously announced that there will be no cap on new and additional investments in shares of its common stock for the equity closing that is scheduled to occur on July 31, 2019. The Company intends to reinstitute a cap on monthly equity closings once it is comfortably within the leverage range of the Company’s investment grade rating.

Cautionary Language Concerning Forward-Looking Statements: Information set forth in this Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the Company’s plans, strategies, and prospects, both business and financial. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: July 29, 2019